SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report April 17, 1997

                       KINDER MORGAN ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


      DELAWARE              1-11234            76-0380342
   (State or other jurisdiction)   (Commission File Number)
     (I.R.S.Employer of incorporation)
      Identification)


              1301 McKinney Street, Ste. 3450, Houston, Texas 77010
               (Address of principal executive offices)(zip code)
              Registrant's telephone number, including area code:
                                  713-844-9500


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Item 1.  Change in Control of Registrant

On April 17, 1997, Richard D. Kinder exercised his right under a Shareholders Agreement dated February 14, 1997, among Kinder Morgan, Inc. ("KMI"), Morgan Associates, Inc. ("MAI"), First Union Corporation ("FUNC") and Mr. Kinder to purchase 423 shares of the Class A Common Stock (i.e., voting stock) of KMI owned by MAI. In addition, Mr. Kinder exercised his right, in accordance with the Restated Certificate of Incorporation of KMI, to convert the 2,648 shares of Class B Common Stock (i.e., non-voting stock) owned by him into 2,648 shares of Class A Common Stock of KMI. At the same time, MAI converted the 106 shares of Class B Common Stock of KMI owned by it into 106 shares of Class A Common Stock of KMI. KMI, a Delaware corporation, owns all the issued and outstanding capital stock of Kinder Morgan G.P., Inc.("Kinder Morgan GP"), the general partner of Kinder Morgan Energy Partners, L.P.
(the "Registrant").

As a result of the transaction, Mr. Kinder owns 5,717 shares of Class A Common Stock of KMI, comprising 71% of all issued and outstanding shares of voting stock of KMI; MAI owns 2,225 shares of Class A Common Stock, comprising 27.7% of all issued and outstanding shares of voting stock of KMI; and First Union
Corporation owns 105 shares of Class A Common Stock, comprising 1.3% of all issued and outstanding shares of voting stock of KMI. As a result of such transaction, Mr. Kinder acquired control of KMI and indirectly acquired control of Kinder Morgan GP and may be deemed to have acquired control of the Registrant.

Mr. Kinder acquired the 423 shares of Class A Common Stock of KMI for a purchase price of $396,241.24. Mr. Kinder acquired his additional interest in KMI through the use of personal funds.

In connection with the above transaction, an employment agreement was executed between the Vice Chairman and a Director of Kinder Morgan, G.P., William V. Morgan, and Kinder Morgan GP. The employment agreement provides that Mr. Morgan will be paid a salary at the rate of $200,000.00 per year commencing as of February 14, 1997 (with annual cost-of-living adjustments) for an initial period of three (3) years, to be extended every February 14 for an additional one (1) year period. The entering into the employment agreement was a condition precedent to Mr. Kinder acquiring control of KMI. Mr. Morgan also owns all of the outstanding stock of MAI.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           KINDER MORGAN ENERGY PARTNERS, L.P.

                           By:  Kinder Morgan G.P., Inc.,
                                Its general partner


                                By: /s/ William V. Morgan
                                    ______________________
                                    Name: William V. Morgan
                                    Title: Vice Chairman

Date: April 25, 1997


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